                                                                                                                EXHIBIT (B) 2
PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT DECEMBER 31, 1995
- -----------------------------------------------------------------------------------------------------------------------------



                                                                        International      International
                                                       PhoneTel           Payphones          Payphones           Paramount
                                                     Technologies      South Carolina        Tennessee         Communications
                                                   -----------------  --------------- ------------------  -------------------
ASSETS
   Current assets:
       Cash                                                $713,462          $11,341            $17,321             $354,984
       Accounts receivable, net                             901,508            2,824             48,996              217,913
       Other current assets                                 185,634                -             15,020                    -
                                                   -----------------  --------------- ------------------  -------------------
          Total current assets                            1,800,604           14,165             81,337              572,897

   Property and equipment, net                           14,099,111        1,021,733            276,811              853,712
   Intangible assets, net                                11,592,157          196,783                  -                    -
   Other assets                                           1,425,384           14,687                  -               29,222

                                                   -----------------  --------------- ------------------  -------------------
                                                        $28,917,256       $1,247,368           $358,148           $1,455,831
                                                   =================  =============== ==================  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
       Current portion of long-term debt                 $1,010,412         $158,225            $73,978                    -
       Current portion capital leases                       288,972                -                  -                    -
       Accounts payable                                   2,772,306                -              2,717             $103,194
       Accrued expenses                                   1,610,100            7,081             18,392              265,957
       Deferred income taxes                                      -                -              6,000                    -
       Contractual settlements and
          restructuring charges                             962,338                -                  -                    -
                                                   -----------------  --------------- ------------------  -------------------
          Total current liabilities                       6,644,128          165,306            101,087              369,151

   Long-term debt                                         9,318,501        1,049,824            118,654              483,246
   Obligations under capital leases                       3,243,965                -                  -                    -
   Deferred revenues                                              -                -                  -                    -

   Stockholder's equity:
       14% convertible preferred stock                            -                -                  -                    -
       10% nonvoting preferred stock                      5,305,340                -                  -                    -
       10% redeemable preferred stock                             1                -                  -                    -
       8% cumulative preferred stock                        981,084                -                  -                    -
       7% convertible preferred stock                       200,000                -                  -                    -
       Common stock                                          28,554           10,000              3,321                  100
       Additional paid in capital                        16,649,559           57,224            106,000               19,900
       Accumulated (deficit) earnings                   (13,453,876)         (34,986)            29,086              583,434
                                                   -----------------  --------------- ------------------  -------------------
                                                          9,710,662           32,238            138,407              603,434
                                                   -----------------  --------------- ------------------  -------------------
                                                        $28,917,256       $1,247,368           $358,148           $1,455,831
                                                   =================  =============== ==================  ===================




                                                                   Pro Forma                    Pro Forma
                                                                  Adjustments                  Adjustments
                                                                      for                       for Debt            Pro Forma
                                                       Ref       Acquisitions        Ref      Restructuring          Combined
                                                     ------- --------------------  ------- ------------------  -------------------
ASSETS
   Current assets:
       Cash                                          [1,2]          ($14,758,426)   [3]          $14,552,395             $891,077
       Accounts receivable, net                       [1]               (220,737)                          -              950,504
       Other current assets                           [1]                (15,020)                          -              185,634
                                                             --------------------          ------------------  -------------------
          Total current assets                                       (14,994,183)                 14,552,395            2,027,215

   Property and equipment, net                        [2]              7,702,976    [3]              346,500           24,300,843
   Intangible assets, net                            [1,2]             9,540,682    [3]            3,838,638           25,168,260
   Other assets                                      [1,2]              (954,222)                          -              515,071

                                                             --------------------          ------------------  -------------------
                                                                      $1,295,253                 $18,737,533          $52,011,389
                                                             ====================          ==================  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
       Current portion of long-term debt              [2]              ($232,203)   [3]            ($225,000)            $785,412
       Current portion capital leases                                          -                           -              288,972
       Accounts payable                              [1,2]              (103,194)   [3]           (2,619,746)             155,277
       Accrued expenses                               [2]               (254,421)                          -            1,647,109
       Deferred income taxes                          [1]                 (6,000)                          -                    -
       Contractual settlements and
          restructuring charges                                                -    [3]             (753,500)             208,838
                                                             --------------------          ------------------  -------------------
          Total current liabilities                                     (595,818)                 (3,598,246)           3,085,608

   Long-term debt                                    [1,2]            (1,651,724)   [3]           12,435,166           21,753,667
   Obligations under capital leases                                            -    [3]           (3,243,965)                   -
   Deferred revenues                                                           -    [3]            1,200,000            1,200,000

   Stockholder's equity:
       14% convertible preferred stock                [2]                621,664    [3]            5,647,823            6,269,487
       10% nonvoting preferred stock                                           -                           -            5,305,340
       10% redeemable preferred stock                                          -    [3]                   (1)                   -
       8% cumulative preferred stock                                           -    [3]             (981,084)                   -
       7% convertible preferred stock                                          -    [3]             (200,000)                   -
       Common stock                                   [2]                 (8,103)   [3]                  164               34,036
       Additional paid in capital                     [2]              3,506,767    [3]           10,167,507           30,506,957
       Accumulated (deficit) earnings                [1,2]              (577,533)   [3]           (2,689,831)         (16,143,706)
                                                             --------------------          ------------------  -------------------
                                                                       3,542,795                  11,944,578           25,972,114
                                                             --------------------          ------------------  -------------------
                                                                      $1,295,253                 $18,737,533          $52,011,389
                                                             ====================          ==================  ===================




   The accompanying notes are an integral part of these financial statements.
                               page 14 of 18 pages